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                                                                    EXHIBIT 23.3


                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                               February 11, 1999


Re: Infosys Technologies Limited, Registration Statement on Form F-1 (the "Registration Statement")

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement and any amendments thereto.


                                /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation